Exhibit 24.4

POWER OF ATTORNEY
OF CNT OFFICER OR DIRECTOR

     KNOW BY ALL PERSONS PRESENT, that I, the undersigned director or officer of Computer Network Technology Corporation, a Minnesota corporation (the “Corporation”), which may file from time to time with the Securities and Exchange Commission (the “SEC”), Washington, D.C., under the provisions of the Securities Act of 1933, registration statements (“Registration Statements”) on (a) Form S-8, or other appropriate Form with respect to any increase of shares of options or stock to be issued under the 1999 Nonqualified Stock Award Plan previously approved by the Board of Directors or any increase in shares under the 401(k) Salary Savings Plan (with the amount of such shares to be based on anticipated needs under such plan), or (b) amendments or supplements to Registration Statements previously filed by the Corporation, hereby constitute and appoint Thomas G. Hudson, Gregory T. Barnum, and Jeffrey A. Bertelsen, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the others, for me and in my name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 10th day of April 2004.

/s/ Patrick W. Gross